UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2014

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(Address of principal executive offices)

+31 (0)20 693 8597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information under Item 5.02 below regarding the Separation Agreement is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2014, Frank’s International N.V. (the “Company”) announced Mark G. Margavio is stepping down, effective July 14, 2014, as Vice President, Chief Financial Officer and Treasurer. Mr. Margavio will remain an employee of the Company until December 31, 2014. Mr. Margavio did not resign due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. In connection with his stepping down, Mr. Margavio entered into a separation agreement (the “Separation Agreement”) pursuant to which (i) Mr. Margavio will continue to receive his current annual base salary of $304,615 and certain other benefits until December 31, 2014, (ii) Mr. Margavio’s unvested restricted stock units will vest on December 31, 2014, and (iii) Mr. Margavio’s unvested executive deferred compensation will vest on December 31, 2014.

The foregoing description of the Separation Agreement is qualified by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

On July 14, 2014, the Company announced the appointment by the board of managing directors (the “Board”) of John W. Sinders effective July 14, 2014, the Company’s Executive Vice President, Administration, as interim Chief Financial Officer and to serve as the Company’s interim principal financial officer until Mr. Margavio’s successor is chosen and appointed by the Board.

Mr. Sinders, age 60, currently serves as the Company’s Executive Vice President, Administration, a position he has held since January 2014. Prior to serving in his current position, Mr. Sinders served as the Company’s Senior Vice President of Finance and Investor Relations since September 2013. Prior to joining the Company, Mr. Sinders was the Global Chief Executive Officer of Clarkson Capital Markets, an investment banking business focused on the global maritime, oil services and natural resources sectors, from August 2008 to June 2013. Prior to that, Mr. Sinders served as a consultant for Clarkson Shipping Services from September 2007 to August 2009. Mr. Sinders served as Chairman of the Board of Aston Martin of North America from February of 2007 to July of 2008. He was Managing Director of Global Maritime and Oil Services for Jefferies & Company from November 2001 to February 2007. Mr. Sinders has also held senior banking positions at Jefferies & Company, RBC Dain Rausher and Howard Weil, where he advised a large number of oil services, exploration, production, and shipping companies. He has held several board positions in the energy and shipping industries. Mr. Sinders received his Juris Doctor Degree from the University of Virginia’s School of Law in 1979 and received his undergraduate degree in Government and Foreign Affairs from the University of Virginia in 1976, where he was a member of the Phi Beta Kappa Society. Mr. Sinders was previously chairman of the audit committee for The Shaw Group and is a current member of the American Bureau of Shipping, a member of the Board for Mercator Lines Singapore, and a board member for the Children’s Assessment Center in Houston.

There are no understandings or arrangements between Mr. Sinders and any other person pursuant to which Mr. Sinders was selected to serve as interim principal financial officer, other than his employment relationship set forth above. Mr. Sinders does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K. Mr. Sinders is eligible to receive grants under the Company’s 2013 Long Term Incentive Plan, which was filed as Exhibit 4.3 to the Registration Statement on Form S-8 on August 13, 2013, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 14, 2014, the Company issued a press release disclosing the organizational changes described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Separation Agreement, dated as of July 14, 2014, by and between Frank’s International, LLC and Mark Margavio.

99.1	Press Release dated July 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: July 15, 2014	By:	/s/ Brian D. Baird
Name: Brian D. Baird
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

10.1	Separation Agreement, dated as of July 14, 2014, by and between Frank’s International, LLC and Mark Margavio.

99.1	Press Release dated July 14, 2014.